Exhibit 99.B(d)(14)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P.

As of June 22, 2011, as amended September 14, 2011, March 28, 2012, June 29, 2012, June 30, 2014 and September 16, 2014

SEI INSTITUTIONAL INVESTMENTS TRUST

Multi-Asset Real Return Fund

Small Cap Fund

Small/Mid Cap Equity Fund

Small Cap II Fund

Emerging Markets Equity Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AllianceBernstein L.P.

As of June 22, 2011, as amended September 14, 2011, March 28, 2012, June 29, 2012, June 30, 2014 and September 16, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	AllianceBernstein L.P.

By:	By:

/s/ Stephen Beinhacker	/s/ Louis T. Mangan

Name:	Name:

Stephen Beinhacker	Louis T. Mangan

Title:	Title:

Vice President	Assistant Secretary